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                                                                  Exhibit 10.3.1

                      NETWORK PRODUCTS PURCHASE AGREEMENT

This Agreement is made by and between Northern Telecom Inc., a Delaware corporation having offices at 5555 Windward Parkway, Alpharetta, Georgia 30201 ("Nortel") and Interstate FiberNet, Inc. a Delaware corporation, having its principal offices and place of business at 206 West 9th Street, West Point, Georgia 31833 ("IFN") and IFN's subsidiary DeltaCom, Inc. ("DeltaCom"), IFN and DeltaCom each considered a ("Buyer") agree as follows:

1.  SCOPE

    1.1 Certain terms used in this Agreement shall be defined as set forth in Exhibit A.

    1.2 The terms and conditions of this Agreement shall apply to the purchase by Buyer and as may be amended by mutual consent of the parties, such consent not to be unreasonably withheld, and the sale by Nortel of Equipment and Services and the licensing of Software furnished in connection with such Equipment. The terms and conditions contained in a Product Attachment shall modify and/or supplement the other terms and conditions of this Agreement only with respect to the Product Line and Services described in the Product Attachment.

    1.3 All Products and Services obtained by Buyer pursuant to this Agreement shall be obtained by Buyer solely for initial use by Buyer in its internal business to provide services available through its networks, and not as stock in trade or inventory which is intended for resale by Buyer to any third party as new and unused material. Except as set forth in a Product Attachment, IFN's Affiliates shall be entitled to purchase Products and Services pursuant to this Agreement subject to Nortel's determination of credit worthiness for such IFN Affiliate, such determination shall be made solely using Nortel's usual and customary criteria, provided however, such purchases shall not count toward Buyer's fulfillment of the Commitment Amount as described in Section 1.5. IFN's Affiliates shall have the right to make independent volume commitments in applicable Product Attachments, provided, purchases counting towards fulfillment of such independent commitments shall not count toward Buyer's fulfillment of the Commitment Amount.

    1.4  All such Products shall be installed in the United States.

    1.5 Buyer shall order and/or license, as applicable, Products or Services for delivery during the Commitment Period, with a

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         minimum total dollar purchase price of One Hundred Million
         Dollars ($100,000,000) ("Commitment Amount"). As used herein, "Commitment Period" shall mean the period immediately following the execution of the Agreement and ending on December 31, 2001. Certain Product Attachments may constitute a separate commitment and shall not count toward Buyer's fulfillment of the Commitment Amount provided this Agreement and/or said certain Product Attachments clearly states that the Products/Services do not count towards Buyer's fulfillment of the Commitment Amount. If during the Commitment Period, Buyer is unable to satisfy the Commitment Amount set forth herein, Nortel shall invoice IFN, at the end of the Term, an amount equal to three percent (3%) of the difference between the Commitment Amount and the actual amount of Products and/or Services purchased ("Invoice Value").

    1.6 Agreement No. IFN9301C effective March 26, 1993 between IFN and Nortel shall terminate upon execution of this Agreement, and any outstanding unfilled portion of IFN's Twenty Five Million Dollar ($25,000,000) commitment ("Previous Commitment") shall be considered fulfilled. IFN hereby agrees to purchase all SONET OC-48 and higher bandwidth Equipment, including Dense WDM/Optical Amplifiers from Nortel, during the Commitment Period. In consideration of IFN's Previous Commitment, certain terms and conditions of the Transmission Product Attachment shall apply only to IFN as described in such Product Attachment.

2.  TERM

    2.1 This Agreement shall be in effect during the period that any Product Attachment is in effect ("Term"). Each Product
         Attachment shall be in effect during its Product Attachment Term. This Agreement or any part thereof may be terminated in accordance with the express provisions of this Agreement concerning termination or by written agreement of the parties.

    2.2 The termination of this Agreement or any part thereof shall not affect the obligations of either party thereunder which have not been fully performed with respect to any accepted Order, unless such Order is expressly terminated in accordance with this Agreement or by written agreement of the parties.

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3.  ORDERING

    3.1 All purchases pursuant to this Agreement shall be made by means of Orders issued from time to time by Buyer and accepted by Nortel in writing within fifteen (15) days. Otherwise, any such Order shall be deemed to be void. An accepted Order shall then constitute a contract for sale of Products and/or Services between Buyer and Nortel or a Nortel Affiliate. All Orders shall reference this Agreement and the applicable Product Attachment and shall be governed solely by the terms and conditions set forth herein as modified and/or supplemented pursuant to Section
         1.2 and Section 18.6 by the terms and conditions of any applicable Product Attachments.

    3.2 All Orders issued by an IFN Affiliate shall reference the Agreement and the applicable Product Attachment and shall state that the purchaser is an IFN Affiliate. Notwithstanding the foregoing, Nortel reserves the right to reject an Order from an IFN Affiliate based on Nortel's determination of credit worthiness and other reasonable criteria.

4.  PRICES

    4.1 The prices, charges, and fees applicable to Orders shall be set forth in the appropriate Product Attachments and may be revised in accordance with the provisions stated therein. Buyer shall pay transportation charges, including insurance, in accordance with the applicable Product Attachment.

    4.2 For Orders issued by all IFN Affiliates other than Knology Holding, Inc. and Interstate Telephone Company, until the total of all prices, charges and fees for Products and related Services furnished hereunder shall have been paid to Nortel, the IFN Affiliate shall cooperate with Nortel in perfecting Nortel's purchase money security interest in such Products and the IFN Affiliate shall promptly execute all documents and take all actions required by Nortel in connection therewith. Buyer or an IFN Affiliate shall not sell, lease or otherwise transfer such Products or any portion thereof or allow any liens or encumbrances to attach to such Products or any portion thereof prior to payment in full to Nortel of the total of all such prices, charges, and fees.

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5.  TERMS OF PAYMENT

    5.1 The amounts payable for Products and/or Services may be invoiced by Nortel to Buyer in accordance with the applicable Product Attachments. All amounts payable and properly invoiced pursuant to this Agreement shall be paid by Buyer to Nortel within thirty
         (30) days from the date of Nortel's invoice in accordance with the payment instructions contained in such invoice and shall be paid in United States dollars.

    5.2 Overdue payments, excluding those which are the subject of a good faith dispute, shall be subject to interest charges, calculated daily commencing on the 31st day after the date of the invoice, at one and one half percent (1 1/2%) per month or such lesser rate as may be the maximum permissible rate under applicable law.

6.  TAXES

    Buyer shall at Nortel's direction promptly reimburse Nortel or pay directly to the applicable government or taxing authority all taxes and charges arising hereunder, including, without limitation, penalties and interest, except for taxes computed upon the net income of Nortel. Buyer's obligations pursuant to this Section 6 shall survive any termination of this Agreement.

7.  RISK OF LOSS, TITLE

    7.1 Risk of loss or damage to Products shall pass to Buyer upon delivery to the loading dock at the installation site or other delivery location specified by Buyer in its Order, and Buyer shall keep such Products fully insured for the total amount then due Nortel for such Products.

    7.2 Good title to Equipment furnished hereunder which shall be free and clear of all liens and encumbrances shall vest in Buyer upon full payment by Buyer of the total prices, charges and fees payable by Buyer for such Equipment and any related Software or Services furnished by Nortel in connection with such Equipment.

     7.3 Buyer shall receive a license to use Software subject to the terms set forth in Exhibit B.

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8.  TESTING, TURNOVER AND ACCEPTANCE

    8.1 If Nortel installs any Products furnished hereunder, the rights and obligations of the parties with respect to testing, turnover and acceptance of such Products shall be as set forth in the applicable Product Attachment.

    8.2 If Nortel does not install Products furnished hereunder, Nortel shall prior to delivery of the Products perform such factory tests as Nortel determines to be appropriate in order to confirm that such Products shall be in accordance with the applicable Specifications. Buyer shall be deemed to have accepted the Products upon successful completion of such tests.

    8.3 In the event that Buyer places Products into revenue-generating service, such Products shall be deemed to have been accepted by Buyer without limitation or restriction.

9.  DISCLAIMERS OF WARRANTIES AND REMEDIES

    THE WARRANTIES AND REMEDIES SET FORTH IN EXHIBIT D AND IN ANY PRODUCT
    ---------------------------------------------------------------------
    ATTACHMENT CONSTITUTE THE ONLY WARRANTIES OF NORTEL WITH RESPECT TO
    -------------------------------------------------------------------
    THE PRODUCTS AND SERVICES AND BUYER'S EXCLUSIVE REMEDIES IN THE EVENT
    ---------------------------------------------------------------------
    SUCH WARRANTIES ARE BREACHED.  THEY ARE IN LIEU OF ALL OTHER
    ------------------------------------------------------------
    WARRANTIES, WRITTEN OR ORAL.  STATUTORY, EXPRESS OR IMPLIED, INCLUDING
    ----------------------------------------------------------------------
    WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A
    -------------------------------------------------------------------
    PARTICULAR PURPOSE.  NORTEL SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR
    ---------------------------------------------------------------------
    CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, BEFORE OR AFTER THE
    -------------------------------------------------------------------
    PLACING OF ANY PRODUCT INTO SERVICE.
          ------------------------------------

10. LIABILITY FOR PERSONAL INJURY, PROPERTY DAMAGE AND PATENT INFRINGEMENT

    10.1 A party hereto shall defend the other party against any suit, claim, or proceeding brought against the other party for direct damages due to bodily injuries (including death) or damage to tangible property which allegedly result from the negligence or willful misconduct of the defending party in the performance of this Agreement. The defending party shall pay all litigation costs, reasonable attorney's fees, settlement payments and such direct damages awarded or resulting from any such suit, claim or proceeding.

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    10.2 Nortel shall defend Buyer against any suit, claim or proceeding brought against Buyer alleging that any Products, excluding Vendor Items, furnished hereunder infringe any United States patent. Nortel shall pay all litigation costs, reasonable attorney's fees, settlement payments and any damages awarded or resulting from any such suit, claim or proceeding. With respect to Vendor Items, Nortel shall assign any rights with respect to infringement of U.S. patents granted to Nortel by the supplier of such Vendor Items to the extent of Nortel's right to do so.

    10.3 The party entitled to defense pursuant to Section 10.1 or 10.2 shall promptly advise the party required to provide such defense of the applicable suit, claim, or proceeding and shall reasonably cooperate with such party in the defense or settlement thereof. The party required to provide such defense shall have sole control of the defense of the applicable suit, claim, or proceeding and of all negotiations for its settlement or compromise.

    10.4 Upon providing the Buyer with notice of a potential or actual infringement claim, Nortel may (or in the case of an injunction, shall), at Nortel's option, either procure a right to use, replace or modify, or require the return of the affected Product for a refund of its depreciation cost.

    10.5 The obligations of Nortel hereunder with respect to any suit, claim, or proceeding described in Section 10.2 shall not apply with respect to Products which are (a) manufactured or supplied by Nortel in accordance with any design or any special instruction furnished by Buyer, (b) used by Buyer in a manner or for a purpose not contemplated by this Agreement, (c) located by Buyer outside the United States, or (d) used by Buyer in combination with other products not provided by Nortel, including, without limitation, any software developed solely by Buyer through the permitted use of Products furnished hereunder, provided the infringement arises from such combination or the use thereof. Buyer shall indemnify and hold Nortel harmless against any loss, cost, expense, damage, settlement or other liability, including, but not limited to, attorneys' fees, which may be incurred by Nortel with respect to any suit, claim, or proceeding described in this Section 10.5.

    10.6 The provisions of Sections 10.2 through 10.5 state the entire liability of Nortel and its suppliers and the exclusive remedy of Buyer with respect to any suits, claims, or proceedings of the

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         nature described in Section 10.2. Nortel's total cumulative liability, pursuant to Section 10.2 shall for each infringement claim not exceed one hundred percent (100%) of the purchase price of the Product giving rise to such claim.

    10.7 Each party's respective obligations pursuant to this Section shall survive any termination of this Agreement.

11. REMEDIES AND LIMITATION OF LIABILITY

    11.1 Nortel shall have the right to suspend its performance by written notice to Buyer and forthwith remove and take possession of all Products that shall have been delivered to Buyer, if, prior to payment to Nortel of any amounts due pursuant to this Agreement with respect to such Products, Buyer shall (a) become insolvent or bankrupt or cease, be unable, or admit in writing its inability, to pay all debts as they mature, or make a general assignment for the benefit of, or enter into any arrangement with, creditors, (b) authorize, apply for, or consent to the appointment of a receiver, trustee, or liquidator of all or a substantial part of its assets or have proceedings seeking such appointment commenced against it which are not terminated within ninety
         (90) days of such commencement, or (c) file a voluntary petition under any bankruptcy or insolvency law or under the reorganization or arrangement provisions of the United States Bankruptcy Code or any similar law of any jurisdiction or have proceedings under any such law instituted against it which are not terminated within ninety (90) days of such commencement.

    11.2 In the event of any material breach of this Agreement which shall continue for thirty (30) or more days after written notice of such breach (including a reasonably detailed statement of the nature of such breach) shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled at its option to avail itself of any and all remedies available at law or equity, except as otherwise provided in this Agreement.

    11.3 Except for Buyer's breach of the SOFTWARE LICENSE set forth in Exhibit B or any party's breach of Section 13, CONFIDENTIAL INFORMATION, nothing contained in Section 11.2 or elsewhere in this Agreement shall make any party liable for any incidental, indirect, consequential or special damages of any nature whatsoever for any breach of this

         Agreement whether the claims for such damages arise in tort, contract, or otherwise, or shall increase the liability of any party under
         Section 9 or 10 or Exhibit D beyond that prescribed therein.


   11.4 Nortel shall not be liable for any additional costs, expenses, losses or damages resulting from errors, acts or omissions of Buyer, including, but not limited to, inaccuracy, incompleteness or untimeliness in the provision of information by Buyer to Nortel or fulfillment by Buyer of any of its obligations under this Agreement. Buyer shall pay Nortel the reasonable amount of any such costs, expenses, losses or damage directly incurred by Nortel.

    11.5 The limitations on any party's liability and other obligations set forth in Sections 9, 10, and 11 shall survive any termination of this Agreement.

12. FORCE MAJEURE

    If the performance by a party of any of its obligations under this Agreement shall be interfered with by reason of any circumstances beyond the reasonable control of that party, including without limitation, unavailability of supplies or sources of energy, power failure, breakdown of machinery, or labor difficulties, including without limitation, strikes, slowdowns, picketing or boycotts, then that party shall be excused from such performance for a period equal to the delay resulting from the applicable circumstances and such additional period as may be reasonably necessary to allow that party to resume its performance. With respect to labor difficulties as described above, a party shall not be obligated to accede to any demands being made by employees or other personnel.

13. CONFIDENTIAL INFORMATION

    13.1 Each party which receives the other party's Confidential Information shall use reasonable care to hold such Confidential Information in confidence and not disclose such Confidential Information to anyone other than to its employees and employees of its affiliates with a need to know. A party that receives the other party's Confidential Information shall not reproduce such Confidential Information, except to the extent reasonably required for the performance of its obligations pursuant to this Agreement and in connection with any permitted use of such Confidential Information.

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    13.2 Buyer shall take reasonable care to use Nortel's Confidential
         Information only for study, operating, or maintenance purposes in connection with Buyer's use of Products furnished by Nortel pursuant to this Agreement.

   13.3 Nortel shall take reasonable care to use Buyer's Confidential Information only to perform Nortel's obligations to provide Products and/or Services to Buyer, provided Nortel may use any of Buyer's Confidential Information for the development, manufacture, marketing and maintenance of new products and/or services and/or changes or modifications to the existing Products and/or Services, which Nortel may, in either case, provide to third parties without restriction as long as Buyer's name is not mentioned.

    13.4 The obligations of either party pursuant to this Section 13 shall not extend to any Confidential Information which recipient can demonstrate through written documentation was already known to the recipient prior to its disclosure to the recipient, was known or generally available to the public at the time of disclosure to the recipient, becomes known or generally available to the public (other than by act of the recipient) subsequent to its disclosure to the recipient, is disclosed or made available in writing to the recipient by a third party having a bona fide right to do so, is required to be disclosed by process of law or by applicable law, including state or federal securities laws, provided that the recipient shall notify the disclosing party promptly upon any request, demand or requirement for such disclosure.

    13.5 The parties' obligations pursuant to this Section 13 shall survive any termination of this Agreement.

14.  BUYER'S RESPONSIBILITIES

    14.1 All sites at which the Products shall be delivered or installed shall be prepared by Buyer in accordance with Nortel's published standards including, without limitation, environmental requirements.

    14.2 Buyer shall provide Nortel-designated personnel access to the Products during the times deemed necessary by Nortel to install, maintain and service the Products in accordance with Nortel's obligations. Nortel personnel shall comply with Buyer's reasonable site and security regulations, provided Nortel receives written notice of any such regulations reasonably in advance of the arrival of Nortel's personnel at the site.

    14.3 Buyer shall provide reasonable working space and facilities, including heat, light, ventilation, telephones, electrical current, trash removal and other necessary utilities for use by Nortel-designated maintenance personnel, and adequate secure storage space, if required by Nortel, for Products and materials. Buyer shall also provide reasonably adequate security for the Products while on Buyer's site.

    14.4 Buyer shall obtain all necessary governmental permits applicable to Buyer in connection with the installation, operation, and maintenance of Products furnished hereunder, excluding any applicable permits required in the normal course of Nortel's doing business.

    14.5 Any reasonably available information which Nortel reasonably requests from Buyer and which is necessary for Nortel to properly install or maintain the Products shall be provided by Buyer to Nortel in a timely fashion and in a form reasonably specified by Nortel.

15. HAZARDOUS MATERIALS

    15.1 Prior to issuing any Order for Services to be performed at Buyer's facilities, Buyer shall use its best efforts to identify and shall notify Nortel in writing of the existence of all Hazardous Materials which Nortel may encounter during the performance of such Services, including, without limitation, any Hazardous Materials contained within any equipment to be removed by Nortel.

    15.2 If Buyer breaches its obligations pursuant to Section 15.1 or Nortel otherwise discovers Hazardous Materials in the performance of appropriate Services, (a) Nortel may discontinue the performance of such Services until all the applicable Hazardous Materials have been removed or abated to Nortel's satisfaction by Buyer at Buyer's sole expense, and (b) Buyer shall defend, indemnify and hold Nortel harmless from any and all damages, claims, losses, liabilities and expenses, including, without limitation, attorneys' fees, which arise out of Buyer's breach of such obligations. Buyer's obligations pursuant to this Section 15.2 shall survive any termination of this Agreement.

16. SUBCONTRACTING

    Nortel may subcontract any of its obligations under this Agreement, but no such subcontract shall relieve Nortel of primary responsibility for performance of its obligations. Nortel shall only utilize subcontractors that have been certified to work with Nortel Products and shall provide a regular full-time Nortel employee who is a certified technician to manage all installation Services provided to Buyer.

17. REGULATORY COMPLIANCE

    In the event of any change in the Specifications or Nortel's manufacturing or delivery processes for any Products as a result of the imposition of requirements by any government, Nortel may upon notice to Buyer, increase its prices, charges and fees to cover the added costs and expenses directly and indirectly incurred by Nortel as a result of such change.

18. GENERAL

    18.1 If any of the provisions of this Agreement shall be invalid or unenforceable under applicable law and a party deems such provisions to be material, that party may terminate this Agreement upon notice to the other party. Otherwise, such invalidity or unenforceability shall not invalidate or render this Agreement unenforceable, but this Agreement shall be construed as if not containing the particular invalid or unenforceable provision and the rights and obligations of the parties shall be construed and enforced accordingly.

    18.2 A party shall not release without the prior written approval of the other party any advertising or other publicity relating to this Agreement wherein such other party may reasonably be identified. In addition each party shall take reasonable precautions to keep the existence and the contents of this Agreement confidential so long as this Agreement remains in effect and for a period of three (3) years thereafter, except as may be reasonably required to enforce this Agreement or by law, including state and federal securities laws.

    18.3 The construction, interpretation and performance of this Agreement shall be governed by the laws of the State of Georgia, except for its rules with respect to the conflict of laws.

    18.4 Neither party may assign or transfer this Agreement or any of its rights hereunder without the prior written consent of the other party, such consent not to be unreasonably withheld except (a) Buyer's consent shall not be required for any assignment or transfer by Nortel to any Nortel Affiliate of all or any part of this Agreement or of Nortel's rights hereunder, or (b) Buyer's consent shall not be required for any assignment to any third party of Nortel's right to receive any monies which may become due to Nortel pursuant to this Agreement. (c) Nortel's consent shall not be required as security for indebtedness or for any assignment or transfer by Buyer to any entity listed in Exhibit F as long as Buyer furnishes Nortel with written notice of such assignment or transfer by Buyer, except Nortel reserves the right to reject such assignment or transfer, within thirty (30) days of such notice, based on the credit worthiness or other reasonable criteria for the entities listed in Exhibit F.

    18.5 Notices and other communications shall be transmitted in writing by certified United States Mail, postage prepaid, return receipt requested, by guaranteed overnight delivery, or by facsimile addressed to the parties as follows:

               To Buyer:  Interstate FiberNet, Inc.
                          206 West 9th Street
                          West Point, Georgia 31833
                          Attention:     Sr. Vice President, Network Services
                          Facsimile:     (706) 645-8989

               With Copy to (which shall not constitute notice):
                          Interstate FiberNet, Inc.
                          700 Boulevard South, Suite 101
                          Huntsville, Alabama 35802
                          Attention:     General Counsel
                          Facsimile:     (205) 650-3936

               To Nortel: Northern Telecom Inc.
                          5555 Windward Parkway
                          Alpharetta, Georgia 30201
                          Attention:     Vice President and General Manager
                                         Access Networks
                          Facsimile:     (770) 661-5272

               In addition, notices submitted by Buyer to Nortel or by Nortel to Buyer specific to any Product Attachment shall be delivered to the address stated in the applicable Product Attachment along with a copy submitted to Nortel at the address stated above.

          Any notice or communication sent under this Agreement shall be deemed given upon receipt, as evidenced by the United States Postal Service return receipt Mail if given by certified United States Mail, on the following business day if sent by guaranteed overnight delivery, or on the transmission date if given by facsimile during the receiving party's normal business hours.

          The address information listed for a party in this Section or any Product Attachment may be changed from time to time by that party by giving notice to the other as provided above.

    18.6 In the event of a conflict between the provisions of this Agreement which are not contained in a Product Attachment and the provisions of a Product Attachment, the provisions of the Product Attachment shall prevail with respect to the Product Line and Services described in that Product Attachment.

    18.7 All headings used herein are for index and reference purposes only, and shall not be given any substantive effect. This Agreement has been created jointly by the parties, and no rule of construction requiring interpretation against the drafter of this Agreement shall apply in its interpretation.

    18.8 Buyer shall not export any technical data received from Nortel pursuant to this Agreement, or release any such technical data with the knowledge or intent that such technical data will be exported or transmitted to any country or to foreign nationals of any country, except in accordance with applicable U.S. law concerning the exporting of such technical data. Buyer shall obtain all authorizations from the U.S. government in accordance with applicable law prior to exporting or transmitting any such technical data as described above.

    18.9 Any changes to this Agreement may only be effected if agreed upon in writing by duly authorized representatives of the parties hereto. No agency, partnership, joint venture, or other similar business relationship shall be or is created by this Agreement.

    18.10 This Agreement, including all Product Attachments and Exhibits constitutes the entire agreement of the parties with respect to the subject matter hereof.

NORTHERN TELECOM INC.         DELTACOM, INC.


By:  /s/  Brian D. White        By:  /s/ Steven D. Moses
     -------------------             -------------------
         (Signature)                      (Signature)

Name:  Brian D. White           Name:  Steven D. Moses
       --------------                  ---------------
          (Print)                          (Print)

Title:  V.P. BroadBand SALES    Title:  Sr. V.P., Network Services
        --------------------            --------------------------

Date:  12/24/97                 Date:  12/23/97
       --------                        --------


INTERSTATE FIBERNET, INC.


By:  /s/  Steven D. Moses
     --------------------
         (Signature)

Name:  Steven D. Moses
       ---------------
           (Print)
Title:  Sr. V.P., Network Services
        --------------------------

Date:  12/23/97
       --------